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                                                                   Exhibit 10.11

                      COMMERCIAL TENANCY-AT-WILL AGREEMENT

THIS COMMERCIAL TENANCY AT WILL AGREEMENT ("AGREEMENT") is entered into as of March 14, 2005 by and between 1600 Osgood St., LLC, a Massachusetts Limited Liability Company, ("LANDLORD") and NxSTAGE Medical, Inc. a Delaware Corporation ("TENANT").

WHEREAS, TENANT, desires to hire the premises as defined below at 1600 Osgood Street, AND

WHEREAS, the LANDLORD is willing and able to rent the premises,

WHEREAS, in recognition thereof, the parties have agreed to enter into a Tenancy-at-Will agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1)    TENANT hereby hires the following premises:

      Approximately 20, 150 net rentable square feet, net rentable equals net usable of the first floor of Building 30 in 1600 Osgood Street Commerce Center, North Andover, MA. The hired premises are shown via the highlighting on the plan of the building attached hereto as Exhibit "A". Together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said hired premises, and necessary for access to shared cafeteria facilities, and lavatories nearest thereto.

2) The First Term of the Rental Period of agreement shall be six months firm commencing March 1, 2005. On August 1, 2005, the Rental Period term will convert to month-to-month and be known as the Second Term hereunder.

3) The TENANT shall pay to the LANDLORD rent at the rate of $5,038.00 per month, payable in advance subject to proration in the case of any partial calendar month. All rent shall be payable without offset or deduction.

4) Upon the execution of this Agreement, the TENANT shall pay to the LANDLORD the amount of $5,038.00 dollars, which shall be held as a security for the TENANT's performance as herein provided and refunded to the TENANT at the termination of the Agreement, without interest, subject to the TENANT's satisfactory compliance with the conditions hereof.

5) LANDLORD rents to TENANT the premises at the specified rent from rental period to rental period. This tenancy may be terminated by a written notice given by either party of the other before the first day of any rental period and shall be effective on the last day of that rental period; provided however, that in the event of any breach by TENANT of the AGREEMENT, LANDLORD shall be entitled to pursue any and all remedies provided or recognized by applicable law.

6)    This tenancy shall be upon the following conditions:

      a) CARE OF PREMISES - LANDLORD shall deliver the Premises in broom clean condition, with all utilities in good working order. The TENANT shall not paint, decorate or otherwise embellish and/or change and shall not make nor suffer any additions or alterations to be made in or to the premises without the prior written consent of the LANDLORD, which shall not be unreasonably withheld, and at termination shall deliver up the premises and all property belonging to the LANDLORD in good, clean and tenantable order and condition, reasonable wear and tear excepted. No air conditioning or space heating devices or other like equipment may be installed without the prior written consent of the LANDLORD, at LANDLORD's sole discretion. Further,

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            TENANT shall not make any structural alterations to the hired premises. Any such allowed alterations hereunder shall be at TENANT's sole cost and expense and shall be in quality at least equal to the present construction. TENANT shall not permit mechanics' liens, or similar liens, to remain upon the hired premises for labor and material furnished to TENANT or claim to have been furnished to TENANT in connection with work of any character performed or claimed to have been performed at the direction of TENANT, and shall cause any such lien to be released of record forthwith without cost to LANDLORD. Any alterations or improvements made by TENANT shall become the property of the LANDLORD at the termination of occupancy as herein provided, unless LANDLORD specifically instructs TENANT to remove such alterations or improvements at the termination hereof.

      b) CLEANLINESS - TENANT shall maintain the premises in a clean condition and shall not sweep, throw, or dispose of nor permit to be swept, thrown, or disposed of, from said premises nor from any doors or other parts of said building, any dirt waste, rubbish, or other substance or article into any other parts of said building or the land adjacent thereto, except in proper receptacles and except in accordance with the rules of the LANDLORD. TENANT agrees to maintain the hired premises in good condition, damage by fire and other casualty only excepted, and whenever necessary to replace plate glass and other glass therein, acknowledging that the hired premises are now in good order and the glass whole. The TENANT shall not permit the hired premises to be overloaded, damaged, stripped nor defaced, nor suffer any waste.

      c) DISTURBANCE, ILLEGAL USE - Neither the TENANT nor his invitees, visitors, or agents shall make or suffer any unlawful, noisy or otherwise offensive use of the premises, nor commit or permit any nuisance to exist thereon, nor cause damage to the premises, nor create any substantial interference with the rights, comfort, safety or enjoyment of the LANDLORD or other occupants of the same or any other suite, nor make any use whatsoever thereof other than for warehousing and order fulfillment. The TENANT shall not permit any use of the hired premises which will make voidable any insurance on the property of which the hired premises are a part, or on the contents on said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. TENANT shall on demand reimburse to LANDLORD, and all other tenants, all extra insurance premiums caused by the TENANT's use of the hired premises.

      d) HAZARDOUS MATERIALS - TENANT shall not keep in the leased premises any inflammable fluids or chemicals, or permit the emission fro the leased premises of any objectionable noise or odor; nor dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the sewage or other waste disposal system serving the hired premises or the building; nor generate, store, use or dispose of hazardous or toxic substances in or on the hired premises, the building or the office park in which they are located except as specifically allowed under the terms and conditions hereof, and, in any event, at all times in conformance with applicable laws, regulations, and ordnances. TENANT shall indemnify, defend and hold harmless LANDLORD from and against any damages, suits, costs or expense resulting from TENANT's failure to comply with the covenants contained in this Section 6.d.. For the purposes of the covenants contained herein this section 6.d., TENANT is intended and does specifically include all of TENANT's agents, employees, licensees, invitees, guests, and any and all other persons and/or entities entering onto the leased premises or anywhere within building or the office park. "Hazardous substances" and "toxic substances" as used herein shall have the same meanings as defined an used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9061 et seq., in the Hazardous Material Transportation Act, 49 U.S.C.1802; in the Toxic Substances Act, 15 U.S.C. 2601 et seq.; in the Resource Conversation and Recovery Act, as amended, 42 U.S.C. 6921 et seq.; in the Massachusetts Hazardous Waste Management Act, as amended; in Massachusetts General Laws Chapter 21; in Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, in the regulations adopted and publications promulgated pursuant to said Acts; and in any other applicable laws, rules, regulations and orders.

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      e)    COMMON AREAS - No receptacles or articles of obstructions shall be placed in the halls or other common area passageways.

      f) UTILITIES - The LANDLORD agrees to provide utility service and to furnish reasonable hot and cold water and reasonable heat and air-conditioning to the hallways, stairways, elevators, and lavatories during normal business hours on regulator business days of the heating and air-conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies fro the sources from which they are usually obtained for said building, or to any cause beyond the LANDLORD's control.

            LANDLORD shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this agreement, but shall assure that all such utilities and equipment are in good working order during the Term of this agreement. In the event TENANT requires additional utilities or equipment, the installation and maintenance thereof shall be the TENANT'S sole obligation provided that such installation shall be subject to the written consent of the Landlord. Beginning with the Second Term TENANT shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the hired premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the hired premises exclusively. With respect to any other utilities serving the hired premises, TENANT agrees to reimburse LANDLORD for its proportionate share of the costs and expenses of such utilities, and any maintenance thereof, incurred by the Landlord, upon such formula as LANDLORD may reasonably adopt. All utilities provided hereunder are subject to interruption due to any accident, the marking of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity service, or supplies fro the sources from which they are usually obtained for said building, or to any cause beyond the LANDLORD's control.

            TENANT shall arrange and shall be solely responsible for janitorial, cleaning and security services on the hired premises. TENANT shall provide and pay for its own telephone and/or cable or other communication services.

      g) PREMISES "AS IS" - TENANT acknowledges that it has inspected the hired premises and agreed to accept the hired premised in their "AS IS" condition. All exterior doors shall be part of the 1600 Osgood Street, LLC Master Key System.

      h) LOSS OR DAMAGE - TENANT agrees to indemnify and save LANDLORD harmless from all liability, loss or damage arising from any nuisance made or suffered on the premises by TENANT, visitors, agents, or from any carelessness, neglect, or improper conduct of any such persons. Subject to the provisions of applicable law, LANDLORD shall not be liable for damage to or loss of property of any kind while on the hired premises nor to any personal injury, unless caused by gross negligence of LANDLORD.

      i) REPAIRS - TENANT shall at all times keep and maintain the hired premises and fixtures therein or used therewith repaired, whole and of the same kind, quality and description and in such good repair, order and condition as at the commencement of occupancy, or as may be put in thereafter, reasonable wear and tear excepted. LANDLORD and TENANT agree to comply with any responsibility, which either may have under applicable law, to perform repairs upon the hired premises. If TENANT fails within a reasonable time to make such repairs, then and in any such event, LANDLORD may (but shall not be obligated to) make such repairs and TENANT shall reimburse LANDLORD for the reasonable cost of such repairs in full, upon demand.

      j) RIGHT OF ENTRY - The LANDLORD may enter upon the hired premises in case of emergency, to make repairs thereto, to inspect the hired premises, or to show the premises to prospective tenants, purchasers, or mortgagees. The LANDLORD may also enter upon the said hired

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            premises if same appear to have been abandoned by the TENANT or as otherwise permitted by law.

      k) OCCUPANCY OF PREMISES - TENANT shall not assign or underlet any part or the whole of the hired premises without first obtaining the assent in writing of LANDLORD, which may be withheld in LANDLORD's sole discretion.

      l) SUBORDINATION - This tenancy at will shall be subject and subordinate to any and all mortgages, deeds of trust, and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the hired premises are a part and the TENANT shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this tenancy at will to said mortgages, deeds of trusts, or other instruments in the nature of a mortgage. Said subordination shall not be upon the condition that the mortgagee, or other interest holder, provides TENANT with any agreement concerning non disturbance. In addition, TENANT agrees to execute and deliver to LANDLORD within five (5) days of LANDLORD'S request therefore, an estoppel certificate in such form as is requested any LANDLORD attesting to the status of payments made hereunder, security deposits held by LANDLORD, the continued effectiveness and enforceability of this tenancy at will, and the absence of any defaults on the part of LANDLORD (or indicating the nature of any such defaults known by TENANT), and such other matters relating to this tenancy at will the hired premises, as LANDLORD may reasonably request.

      m) TENANT's LIABILITY INSURANCE - TENANT shall maintain with respect to the hired premises and the property of which the hired premises are a part, comprehensive public liability insurance in the amount of $1,000,000,00 with property damage insurance in limits of replacement cost in responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein insuring the TENANT against injury to parsons or damage to property as provided. TENANT shall deposit with LANDLORD certificates for such insurance at or prior to the commencement of term, and thereafter within thirty (30) days prior to the expiration of such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured named therein.

      n) DEFAULT AND BANKRUPTCY - In the event that TENANT shall default in the payment or any installment of rent or other sum herein specified beyond the applicable due date hereunder and TENANT shall default in the observance of any other of the TENANT's covenants or agreements or obligations hereunder. In such default shall not be corrected when thirty (30) days after thereof; or the TENANT shall be declared bankrupt or insolvent accordingly to law, or, in any assignment shall be made of TENANT's property for the benefit of creditors, then LANDLORD shall have the right thereafter, while such default continues to reenter and take complete possession of the hired premises, to declare she tenancy at will ended, remove the TENANT's effects without any other remedies which might be available for arrears of rent or other sums due hereunder, or for any other default. TENANT shall indemnify LANDLORD against all loss of rent and other payments which the LANDLORD may incur by reason of such termination. If the TENANT shall default in the observance or performance of any condition or covenant on TENANT's part to be observed or performed under or by virtue of any provision of this tenancy at will, LANDLORD may, but without being under any obligation to do so and without thereby waiving such result, remedy such default for the account and at the expense of TENANT, the cost and expense of which, including but not limited to reasonable attorneys fees in instituting, prosecuting or defending any such action or proceeding, together with interest at the rate of 18% per annum, shall be paid by TENANT to LANDLORD as additional rent hereunder. Regardless of the provisions hereof, TENANT acknowledges and agrees that LANDLORD may terminate this tenancy at will, at any time, consistent with paragraph 5 hereof.

      o) SURRENDER - The TENANT shall at the expiration or other termination of this tenancy at will remove of all TENANT's good and effects from the hired premises (including, without limiting the provisions hereof, all signs and lettering affixed or painted by the TENANT, to either inside or

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            outside the hired premises). The TENANT shall deliver to LANDLORD the hired premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the hired premises, in good condition, damaged by fire other casualty only excepted. In the event of TENANT's failure to remove any of TENANT's property from the hired premises, LANDLORD is hereby authorized, without liability to TENANT for loss or damage thereto, and at the sole risk and expense of TENANT, to remove and store any of the property of the TENANT, or retain same under LANDLORD's control, or sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or otherwise depose of or destroy such property, it being understood that any property remaining at the termination hereof shall be deemed to have been abandoned by TENANT.

      p) FORCE MAJEURE - In the event that LANDLORD is prevented or delayed from making any repair of perofring any other covenant hereunder, by reason of any cause reasonably beyond the control of LANDLORD, LANDLORD shall not be liable to TENANT therefore, nor except as expressly otherwise provided in case of casualty or taking, shall the TENANT shall be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the TENANT that such failure constitutes actual or constructive eviction from the irked premises or any part thereof.

      q) LATE CHARGE - If rent or any other sum payable hereunder remains outstanding for a period of 10 days, TENANT shall pay to LANDLORD at a late charge equal to 5% of the amount due for each month or a portion thereof during which such arrearage continues.

      r) LIABILITY OF OWNER - No owner of the property of which the hired premises are a part shall be liable hereunder except for breaches of the LANDLORD's obligations occurring during the period of such LANDLORD's ownership. The obligations of the LANDLORD shall be binding upon LANDLORD's interest in said property, but not upon any other asset of the LANDLORD, and no individual agent, trustee, stockholder, officer, director, manager, employee, member or beneficiary of the LANDLORD shall be personally liable for performance of the LANDLORD's obligations hereunder.

      s) NOTICE - Any notice from the LANDLORD to the TENANT relating to the leased premises or the occupancy thereof, shall be deemed duly serve, if left at the leased premises addressed to the TENANT, or mailed to the leased premises, registered or certified mail, return receipt request, postage prepaid, addressed to the TENANT. Any notice from the TENANT to the LANDLORD relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LANDLORD by registered or certified mail, return receipt requested, postage prepaid, addressed to the LANDLORD at such address as the LANDLORD may from time to time advise in writing. All rent notices shall be paid and sent to the LANDLORD at 1600 Osgood Street, LLC, c/o Ozzy Properties, Inc., 3 Dundee Office Park, Andover, MA 01810.

      t)    ADDITIONAL PROVISIONS - It is also understood and agreed that:

                  1. Landlord has agreed to provide industrial fencing/gates sufficient to surround and separate the Premises. Cost to install said fencing is Tenant's responsibility. Upon expiration of this agreement, fencing/gates shall remain the property of Landlord.

                  2. Landlord has agreed to make a workstation available for Tenant to use on the Premises. Workstation shall consist of cubicle partitioning, a desk and chair. Workstation shall remain the property of Landlord.

                  3. Landlord has agreed to maintain rodent and insect control programs as required to assure Premises are free from rodent and insect infestation.

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                  4.    Tenant shall have the right house shared shipping docks
                        and product staging areas nearest to hired Premises as required for proper operation of its warehousing and order fulfillment functions.

                  5. Tenant shall have the right to post identifying signage at the exterior of the shipping dock door area to distinguish the area for appropriate pick-up and delivery services.

IN WITNESS WHEREOF, the said parties hereunto have set their hands on the day and year first above written.

      1600 Osgood Street, LLC                 NxSTAGE Medical, Inc.

      By: /s/ Orit Goldstein                  By: /s/ Jeffrey H. Burbank
          -------------------------               ------------------------------
          Name: Orit Goldstein                    Name: Jeff Burbank
          Title: Manager                          Title: CEO

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                    MODIFICATION TO TENANCY AT WILL AGREEMENT

This Modification is entered into by and between 1600 Osgood Street, LLC ("LESSOR") and NxStage Medical, Inc. ("LESSEE") with respect to that Commercial Tenancy-At-Will Agreement dated March 14, 2005 ("AGREEMENT") concerning the property located in Building 30, 1600 Osgood Street, North Andover, MA 01845.

WHEREAS, the LESSEE desires to lease an additional 4,276 net rentable square feet of manufacturing space on the first floor of Building 30 at 1600 Osgood Commerce Center, North Andover, MA, and

WHEREAS, the LESSOR agrees to this expansion, then

WHEREAS, in recognition thereof, the parties have agreed to modify and amend the LEASE, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1)    The first sentence of Paragraph 1 shall be amended to read:

            TENANT hereby hires the following premises: Approximately 20,150 net rentable Warehouse square feet ("The Warehouse Space"), and 4,276 net rentable Manufacturing square feet ("The Manufacturing Space") for a total of 24,426 net rentable square feet on the first floor of building 30 at 1600 Osgood Street Commerce Center, North Andover, MA.

2)    Paragraph 2 shall be amended to read as follows:

            The First Term of the rental period of this agreement shall be four months commencing March 1, 2005, and include the Warehouse Space only. On July 1, 2005, or upon formal approval of the Premises for TENANT'S intended use by the Town of North Andover, whichever is later, the Premises will be expanded to include the Manufacturing Space and be known as the Second Term hereunder. The Second Term shall be for 6 months firm. On January 1, 2006, the rental period shall convert to a month-to-month and be known as the Third Team hereunder.

3)    Paragraph 3 shall be amended to read:

            During the First Term, the TENANT shall pay to the LANDLORD rent at the rate of $5,038.00 per month, payable in advance subject to pro-ration in the case of any partial calendar month. All rent shall be payable without offset or deduction.

            During the Second and Third Terms, the TENANT shall pay to the LANDLORD rent at the rate of $6,820.00 per month, payable in advance subject to pro-ration in the case of any partial calendar month. All rent shall be payable without offset or deduction.

4)    Paragraph 4 shall be amended to include:

            Upon the commencement of the Second Term, Tenant shall pay to Landlord the additional amount of $1,782.00, which shall be held as a security for the Tenant's performance as herein provided and refunded to the Tenant at the termination of the Agreement, without interest, subject to the Tenant's

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            satisfactory compliance and with the conditions hereof. This will be added to the Deposit paid during the First Term bringing the full Security Deposit to $6,820.00.

5)    Tenant agrees to accept the space in its "as is" condition.

Paragraph 6.1 "ADDITIONAL PROVISIONS" shall be amended to include:

- Landlord has agreed to remove one fabric cubicle from the Manufacturing Space in advance of occupancy.

- Landlord has agreed to provide a means of securing the sliding door of the Manufacturing Space to prevent unauthorized access in advance of occupancy.

- Landlord has agreed to clean the floor of the Manufacturing Space in advance of occupancy.

- Landlord has agreed to repair at least one air conditioning unit to provide temperature control for employee comfort within the Manufacturing Space.

6) This Agreement contains the entire agreement by and between the parties with respect to the modification of LEASE and may not be amended, terminated or otherwise modified without the express written consent of all parties hereto.

7) All other terms and provisions as set forth in the LEASE are hereby ratified and reaffirmed.

8)    This Modification is entered into this 8th day of July, 2005.

LESSEE:                                                LESSOR:

/s/ Jeffrey H. Burbank                                 /s/ Orit Goldstein
----------------------                                 -------------------------
Jeffrey Burbank                                        Orit Goldstein, Member
President and CEO                                      1600 Osgood Street, LLC

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